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                                    FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 CIT Group Inc.
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             (Exact Name of Registrant As Specified in Its Charter)

                Delaware                                 65-1051192
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


1211 Avenue of the Americas, New York, NY                     10036
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 (Address of Principal Executive Offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                  Name of each exchange
Title of each class to be so registered  on which each class is to be registered
---------------------------------------  ---------------------------------------

6.350% Non-Cumulative Preferred Stock,           New York Stock Exchange
              Series A


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-119172

      Securities to be registered pursuant to Section 12(g) of the Act: None




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the Registrant's 6.350% Non-Cumulative Preferred Stock, Series A, $0.01 par value per share, to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-3 (Registration No. 333-119172), first filed with the Securities and Exchange Commission on September 22, 2004, as amended on October 28, 2004 (the "Registration Statement"), as supplemented by the description set forth under the caption "Description of the Series A Preferred Shares," filed by the Registrant on July 28, 2005 with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, each description of which shall be deemed incorporated herein by reference.

ITEM 2.    EXHIBITS

           1. Second Restated Certificate of Incorporation of the Company (incorporated by reference to Form 10-Q filed by the Company on August 12, 2003).

           2. Amended and Restated By-laws of the Company (incorporated by reference to Form 10-Q filed by CIT on August 12, 2003).

           3. Certificate of Designations relating to the Registrant's 6.350% Non-Cumulative Preferred Stock, Series A.




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                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.


                               CIT GROUP INC.

                               By:    /s/Glenn A. Votek
                                   ---------------------------------------------
                                   Name:  Glenn A. Votek
                                   Title: Executive Vice President and Treasurer

July 29, 2005